UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 22, 2012

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, Central Vermont issued the following press release:

News release
For Immediate release: Feb. 22, 2012
Contact:    Media: Steve Costello - (802) 747-5427
Investors: Pam Keefe - (802) 747- 5435

CVPS CFO plans departure for Electric Power Research Institute
Pamela Keefe, who as senior vice president and chief financial officer of Central Vermont Public Service played a critical role in the company’s financial recovery and return to investment grade, has been appointed CFO of the Electric Power Research Institute effective April 1. Keefe will remain at CVPS until March 30 to ensure a smooth transition.

“Pam has done a fantastic job for CVPS, our shareholders and our customers,” President and CEO Larry Reilly said.  “Following her arrival in 2006, when CVPS’s debt was below investment grade, Pam significantly improved our financial reporting, helping make it clearer and more informative, and played a critical role in improving CVPS’s access to capital through both debt and equity markets, to the benefit of shareholders and customers alike.

“Her commitment to accuracy and clarity helped make CVPS among the most trustworthy companies in America, according to Forbes, and her expertise helped return the company to investment grade in a timely manner after our downgrade in 2005,” Reilly said.  “In my estimation, EPRI is getting one of the best in the industry.”

Keefe said she began to explore potential opportunities available through the merger of CVPS and Green Mountain Power, which is now before state and federal regulators, but decided the EPRI position was too good to pass up.

“I am excited to be joining such a prestigious institution, which conducts critical research and development relating to the generation, delivery and use of electricity – serving an industry I have been pleased to be a part of for the past several years,” Keefe said.  “EPRI’s research must be actionable and have demonstrated value.  That kind of real-world applicability is critically important to the electric power industry.  In my new role, I will benefit a great deal from all I have learned about the industry during my tenure at CVPS.”

EPRI, based in Palo Alto, Calif., is an independent, non-profit company performing research, development and demonstration in the electricity sector for the benefit of the public.  EPRI brings together its own scientists and engineers and experts from academia and industry to address challenges related to electricity, including reliability, efficiency, health, safety and the environment.

EPRI also provides technology, policy and economic analyses to drive long-range research and development planning, and supports research in emerging technologies.  EPRI’s members represent more than 90 percent of the electricity generated and delivered in the United States, and international participation extends to 40 countries.

Keefe joined CVPS as CFO in June 2006, having previously served as senior director of financial strategy and assistant treasurer at IDX Systems Corporation in South Burlington, a major manufacturer of medical systems software with annual revenues of over $600 million and offices in the U.S., London, Tel Aviv and Shanghai.  It was acquired by GE Healthcare in 2005.

Keefe will split her time with EPRI between Charlotte, N.C., and Palo Alto, Calif.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Lawrence J. Reilly Lawrence J. Reilly President and Chief Executive Officer
February 24, 2012